Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2025, relating to the financial statements and financial highlights of ALPS Global Opportunity Fund, ALPS Balanced Opportunity Fund, ALPS | Smith Total Return Bond Fund, ALPS | Smith Short Duration Bond Fund, ALPS | Smith Credit Opportunities Fund, ALPS Asset Allocation Growth & Income (formerly, RiverFront Asset Allocation Growth & Income), Kotak India Equity Fund (formerly, ALPS | Kotak India ESG Fund), and the consolidated financial statements and financial highlights of ALPS | CoreCommodity Management CompleteCommodities® Strategy Fund, each a series of Financial Investors Trust, which are included in Form N-CSR for the year ended October 31, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Other Information about the Funds” and “Financial Statements” in the Statement of Additional Information.

/s/Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 27, 2026